UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report August 11, 2006
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 7.01	Regulation FD Disclosure

YORK WATER COMPANY ANNOUNCES
SETTLEMENT OF RATE CASE

York, Pennsylvania, August 11, 2006: Jeffrey S. Osman, President & CEO of The York Water Company (NASDAQ:YORW), announced today that the Company has filed a settlement of its pending rate case with the Pennsylvania Public Utility Commission. The settlement, which is joined in by all active parties, provides for an increase in annual revenues of $2,600,000.

Osman stated, "This increase is necessary because of the Company's $34 million investment in system improvements since our last rate increase, which will allow the Company to continue to meet the current and future needs of our customers."

The settlement will increase the average residential gravity customer bill from $25.17 per month to $27.50 per month and the average residential repumped customer bill from $31.21 per month to $33.95 per month.

The settlement must be approved by the presiding Administrative Law Judge Ember S. Jandebeur and the Pennsylvania Public Utility Commission before increased rates become effective. The settlement provides for the increases in rates to become effective as soon as September 16, 2006.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: August 11, 2006	By:	/s/ Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer